Exhibit 99.1

Contact: Samir Ali Vice President, Investor Relations & Corporate Development (281) 647-4035

Diamond Offshore Announces First Quarter 2018 Results

•	Net income of $19 million, or $0.14 per diluted share

•	Includes a non-cash benefit of $43 million, or $0.32 per diluted share, related to tax reform clarification

•	Adjusted net loss of $(21) million, or $(0.16) per diluted share

HOUSTON, April 30, 2018 — Diamond Offshore Drilling, Inc. (NYSE: DO) today reported the following results for the first quarter of 2018:

	Three Months Ended
Thousands of dollars, except per share data	March 31, 2018	December 31, 2017
Total revenues	$295,510	$346,208
Operating income (loss)	512	(6,385)
Adjusted operating income	3,294	27,389
Net income (loss)	19,321	(31,941)
Adjusted net loss	(21,345)	(7,343)
Earnings (loss) per diluted share	$0.14	$(0.23)
Adjusted loss per diluted share	$(0.16)	$(0.05)

“During the first quarter of 2018, Diamond recorded earnings per share of 14 cents,” said Marc Edwards, President and Chief Executive Officer. “Despite the continuing challenges in the offshore drilling market, we were able to secure additional work for the Ocean Apex and the Ocean BlackRhino, and were awarded new work for the Ocean Endeavor. We continue to have strong interest from prospective clients for our industry leading fleet.”

Diamond Offshore recently launched the industry’s first cybernetic BOP service, Sim-StackTM, which allows the Company to further reduce subsea downtime and create additional efficiencies for our clients. Edwards continued, “This is another example of Diamond’s thought leadership and innovation that enables additional differentiation of our 6th generation assets.”

As of March 31, 2018, the Company’s total contracted backlog was $2.2 billion, which represents 19 rig years of work.

CONFERENCE CALL

A conference call to discuss Diamond Offshore’s earnings results has been scheduled for 7:30 a.m. CDT today. A live webcast of the call will be available online on the Company’s website, www.diamondoffshore.com. Those interested in participating in the question and answer session should dial 844-492-6043 or 478-219-0839 for international callers. The conference ID number is 3058315. An online replay will also be available on www.diamondoffshore.com following the call.

ABOUT DIAMOND OFFSHORE

Diamond Offshore is a leader in offshore drilling, providing contract drilling services to the energy industry around the globe. Additional information and access to the Company’s SEC filings are available at www.diamondoffshore.com. Diamond Offshore is owned 53% by Loews Corporation (NYSE: L).

FORWARD-LOOKING STATEMENTS

Statements contained in this press release or made during the above conference call that are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of assumptions, risks and uncertainties that could cause actual results to differ materially from those anticipated or expected by management of the Company. A discussion of certain of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission, and readers of this press release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website at www.diamondoffshore.com. These risk factors include, among others, risks associated with worldwide demand for drilling services, level of activity in the oil and gas industry, renewing or replacing expired or terminated contracts, contract cancellations and terminations, maintenance and realization of backlog, competition and industry fleet capacity, impairments and retirements, operating risks, litigation and disputes, changes in tax laws and rates, regulatory initiatives and compliance with governmental regulations, casualty losses, and various other factors, many of which are beyond the Company’s control. Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Revenues:
Contract drilling	$287,926	$337,809	$363,557
Revenues related to reimbursable expenses	7,584	8,399	10,669

Total revenues	295,510	346,208	374,226

Operating expenses:
Contract drilling, excluding depreciation	184,689	204,152	203,523
Reimbursable expenses	7,470	8,256	10,478
Depreciation	81,825	86,203	93,229
General and administrative	18,513	20,206	17,483
Impairment of assets	—	28,045	—
Restucturing and separation costs	3,011	14,146	—
Gain on disposition of assets	(510)	(8,415)	(1,346)

Total operating expenses	294,998	352,593	323,367

Operating income (loss)	512	(6,385)	50,859
Other income (expense):
Interest income	1,637	1,126	175
Interest expense, net of amounts capitalized	(28,318)	(30,119)	(27,596)
Foreign currency transaction loss	447	(611)	1,087
Other, net	580	908	(63)

(Loss) income before income tax benefit (expense)	(25,142)	(35,081)	24,462
Income tax benefit (expense)	44,463	3,140	(923)

Net income (loss)	$19,321	$(31,941)	$23,539

Income (loss) per share	$0.14	$(0.23)	$0.17

Weighted-average shares outstanding:
Shares of common stock	137,294	137,228	137,173
Dilutive potential shares of common stock	201	—	77

Total weighted-average shares outstanding	137,495	137,228	137,250

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$429,684	$376,037
Accounts receivable, net of allowance for bad debts	199,615	256,730
Prepaid expenses and other current assets	155,630	157,625
Assets held for sale	95,040	96,261

Total current assets	879,969	886,653
Drilling and other property and equipment, net of accumulated depreciation	5,221,709	5,261,641
Other assets	91,405	102,276

Total assets	$6,193,083	$6,250,570

LIABILITIES AND STOCKHOLDERS’ EQUITY
Other current liabilities	$195,026	$223,288
Long-term debt	1,972,638	1,972,225
Deferred tax liability	135,745	167,299
Other liabilities	110,042	113,497
Stockholders’ equity	3,779,632	3,774,261

Total liabilities and stockholders’ equity	$6,193,083	$6,250,570

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three months ended March 31,
	2018	2017
Operating activities:
Net income	$19,321	$23,539
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	81,825	93,229
Deferred tax provision	(49,089)	(5,988)
Other	13,624	17,367
Net changes in operating working capital	18,088	(29,471)

Net cash provided by operating activities	83,769	98,676

Investing activities:
Capital expenditures	(31,483)	(29,487)
Proceeds from disposition of assets, net of disposal costs	1,427	2,097
Other	—	11

Net cash used in investing activities	(30,056)	(27,379)

Financing activities:
Net repayment of short-term borrowings	—	(104,200)
Other	(66)	(14)

Net cash used in financing activities	(66)	(104,214)

Net change in cash and cash equivalents	53,647	(32,917)
Cash and cash equivalents, beginning of period	376,037	156,233

Cash and cash equivalents, end of period	$429,684	$123,316

DIAMOND OFFSHORE DRILLING, INC. AND SUBSIDIARIES

AVERAGE DAYRATE, UTILIZATION AND OPERATIONAL EFFICIENCY

(Dayrate in thousands)

	First Quarter 2018			Fourth Quarter 2017			First Quarter 2017
	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)	Average Dayrate (1)	Utilization (2)	Operational Efficiency (3)
Floaters	$351	52%	97.0%	$366	49%	98.7%	$366	47%	94.1%
Jack-ups	—	—	—	$75	65%	100.0%	$75	29%	99.9%
Fleet Total			97.0%			98.8%			94.3%

(1)	Average dayrate is defined as contract drilling revenue for all of the specified rigs in our fleet per revenue-earning day. A revenue-earning day is defined as a 24-hour period during which a rig earns a dayrate after commencement of operations and excludes mobilization, demobilization and contract preparation days.
(2)	Utilization is calculated as the ratio of total revenue-earning days divided by the total calendar days in the period for all specified rigs in our fleet (including cold-stacked rigs). Our current fleet includes four floaters that are cold stacked.
(3)	Operational efficiency is calculated as the ratio of total revenue-earning days divided by the sum of total revenue-earning days plus the number of days (or portions thereof) associated with unanticipated equipment downtime.

Non-GAAP Financial Measures (Unaudited)

To supplement the Company’s unaudited condensed consolidated financial statements presented on a GAAP basis, this press release provides investors with adjusted operating income, adjusted net income and adjusted earnings per diluted share, which are non-GAAP financial measures. Management believes that these measures provide meaningful information about the Company’s performance by excluding certain charges that may not be indicative of the Company’s ongoing operating results. This allows investors and others to better compare the company’s financial results across previous and subsequent accounting periods and to those of peer companies and to better understand the long-term performance of the Company. Non-GAAP financial measures should be considered to be a supplement to, and not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

In order to fully assess the financial operating results of the Company, management believes that the results of operations adjusted to exclude gains on the sale of rigs, restructuring and separation costs, the impairment charge recorded in the fourth quarter of 2017, as well as the related tax effects thereof and other discrete tax items, are appropriate measures of the continuing and normal operations of the Company. However, these measures should be considered in addition to, and not as a substitute for, or superior to, contract drilling revenue, contract drilling expense, operating income, cash flows from operations or other measures of financial performance prepared in accordance with GAAP.

	Three Months Ended
	March 31, 2018	December 31, 2017
Reconciliation of As Reported Operating Income (Loss) to Adjusted Operating Income:
(In thousands)
As reported operating income (loss)	$512	$(6,385)
Impairments and other charges:
Impairment of rigs(1)	—	28,045
Restructuring and separation costs (2)	3,011	14,146
Gain on sale of rigs (3)	(229)	(8,417)

Adjusted operating income	$3,294	$27,389

Reconciliation of As Reported Net Income (Loss) to Adjusted Net Loss:
(In thousands)
As reported net income (loss)	$19,321	$(31,941)
Impairments and other charges:
Impairment of rigs(1)	—	28,045
Restructuring and separation costs (2)	3,011	14,146
(Gain) loss on sale of rigs (3)	(229)	(8,417)
Tax effect of impairments and other charges:
Impairment of rigs (4)	—	(9,816)
Restructuring and separation costs (4)	(274)	(1,070)
Gain on sale of rigs (4)	146	556
Other discrete items (5)	(43,320)	1,154

Adjusted net loss	$(21,345)	$(7,343)

	Three Months Ended
	March 31, 2018	December 31, 2017
Reconciliation of As Reported Income (Loss) per Diluted Share to Adjusted Earnings per Diluted Share:
As reported income (loss) per diluted share	$0.14	$(0.23)
Impairments and other charges:
Impairment of rigs(1)	—	0.21
Restructuring and separation costs (2)	0.02	0.10
Gain on sale of rigs (3)	—	(0.06)
Tax effect of impairments and other charges:
Impairment of rigs (4)	—	(0.07)
Restructuring and separation costs (4)	—	(0.01)
Gain on sale of rigs (4)	—	—
Other discrete items (5)	(0.32)	0.01

Adjusted loss per diluted share	$(0.16)	$(0.05)

(1)	Represents the impairment loss recognized during the fourth quarter of 2017 related to the write down of our jack-up rig.
(2)	Represents restructuring and separation costs recognized associated with a plan to restructure our world-wide operations, including a reduction in workforce at our corporate facilities and onshore bases, and costs associated with the termination of our Brazilian agency agreement.
(3)	Represents the aggregate gain recognized during fourth quarter of 2017 related to the sale of five floaters and the gain recognized in first quarter of 2018 related to the sale of one floater.
(4)	Represents the income tax effects of the aggregate restructuring and separation costs and gains on the sale of rigs recognized during fourth quarter of 2017 and first quarter of 2018 and the impairment loss recognized in the fourth quarter of 2017. The income tax effects have been calculated on a discrete tax basis, utilizing the statutory tax rates for the applicable tax jurisdictions. We believe that this approach provides investors and others with useful information regarding the actual tax impact of these transactions when the appropriate tax returns are filed with the taxing authorities.
(5)	Represents the aggregate of certain discrete income tax adjustments recognized during the fourth quarter of 2017 and first quarter of 2018, related to the recently enacted U.S. tax reform legislation, including the reversal of a $43.3 million liability in the first quarter of 2018 for an uncertain tax position related to the toll charge recognized in the fourth quarter of 2017.